UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (Zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2020, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables II, LLC (the “Warehouse Borrower”), entered into an Omnibus Amendment (the “Omnibus Amendment”) to the Amended and Restated Credit Agreement, dated as of October 17, 2019, by and among the Company, as servicer, the Warehouse Borrower, the lenders from time to time parties thereto (the “Lenders”), the agents from time to time parties thereto, Wells Fargo Bank, National Association, as account bank, image file custodian, and backup servicer, Wells Fargo Bank, National Association, as administrative agent, and Credit Suisse AG, New York Branch, as structuring and syndication agent (the “Credit Agreement”). The Credit Agreement provides for $125 million aggregate principal amount of borrowings with an accordion provision that allows for the expansion of the facility to $150 million (the “Warehouse Facility”) and is secured by certain loans that were directly originated by the Company’s subsidiaries, Regional Finance Corporation of Alabama, Regional Finance Company of Georgia, LLC, Regional Finance Company of New Mexico, LLC, Regional Finance Corporation of North Carolina, Regional Finance Company of Oklahoma, LLC, Regional Finance Corporation of South Carolina, Regional Finance Corporation of Tennessee, Regional Finance Corporation of Texas, Regional Finance Company of Virginia, LLC, Regional Finance Corporation of Wisconsin, and Regional Finance Company of Missouri, LLC (each, an “Originator,” and together, collectively, the “Originators”).

The Omnibus Amendment amends certain defined terms and references used in the Credit Agreement and certain related transaction documents to, among other things: (i) permit the Warehouse Borrower to pledge electronic contracts originated by one or more of the Originators in connection with the Warehouse Facility, (ii) acknowledge the execution of an electronic collateral control agreement and electronic vault services agreement relating to the electronic contracts to be pledged in connection with the Warehouse Facility, (iii) amend the receivables eligibility criteria to permit electronic contracts, as well certain definitions and mechanics relating to the custody, control, and inspection related thereto, (iv) make certain changes to the financial covenants and related definitions to conform to the Company’s Seventh Amended and Restated Loan and Security Agreement, dated as of September 20, 2019, among Wells Fargo Bank, National Association, as the agent and the collateral agent, the Company and certain of its direct and indirect subsidiaries, as the borrowers, Bank of America, N.A., as documentation agent, and the financial institutions named therein, as the lenders, and (v) amend the financial covenants to include an obligation that the Company on a consolidated basis maintain unrestricted cash and unrestricted cash equivalents of not less than $2 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: August 24, 2020	By:	/s/ Robert W. Beck
	Name:	Robert W. Beck
	Title:	President and Chief Executive Officer

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